Exhibit 31.2

CERTIFICATION

I, Avery W. Catlin, certify that:

1.     I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Celldex Therapeutics, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ AVERY W. CATLIN

Avery W. Catlin
Senior Vice President and
Chief Financial Officer

Dated: March 31, 2010